STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002
BY PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER


      I, Keith Brackpool, herby certify that, to my knowledge, that:

      1. the accompanying Annual Report on Form 10-K of
Cadiz Inc. for the year ended December 31, 2002 (the
"Report") fully complies with the requirements of Section
13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadiz Inc.

      IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Dated: November 1, 2004


                              /s/ Keith Brackpool
                              ----------------------------------
                              Keith Brackpool
                              Chairman, Chief Executive Officer
                              and Chief Financial Officer